As filed with the Securities and Exchange Commission on June 30, 2022

Registration No. 333-_________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SURGALIGN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2540607
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road Suite 315 Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

SURGALIGN HOLDINGS, INC.

2021 INCENTIVE COMPENSATION PLAN (as amended)

(Full Title of the Plan)

Terry M. Rich

President and Chief Executive Officer

Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

(Name and address of agent for service)

(224) 303-4651

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8, File No. 333-255882, filed by Surgalign Holdings, Inc, (the “Registrant”) on May 7 2021, are incorporated in this Registration Statement by reference and made a part hereof. In accordance with the instructional note to Part I of Form S-8 as promulgated by the U.S. Securities and Exchange Commission (the “SEC”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

The Registrant files this Registration Statement on Form S-8 to register an additional 500,000 shares of Common Stock, $0.001 par value (“Common Stock”), which may be issued pursuant to an amendment to the 2021 Incentive Compensation Plan, which amendment was approved by the shareholders of the Registrant on May 10, 2022, adjusted for a 1-to-30 reverse stock split that took effect on May 17, 2022.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the SEC by the Registrant are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022 (including information specifically incorporated by reference into the Registrant’s Form 10-K from the Registrant’s Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders);

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022;

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on: January  5, 2022, January  18, 2022, January  27, 2022, February  15, 2022, March  7, 2022, March  15, 2022, March  18, 2022, April  7, 2022, May  10, 2022, May  12, 2022, May  16, 2022, and June 2, 2022;

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 2021; and

(e) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated August 7, 2000, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified by the description of the Registrant’s Common Stock contained in Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 15, 2022.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement or prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 3.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

[Not applicable].

ITEM 8:	Exhibits

5.1	Opinion of Sidley Austin, LLP regarding legality of the Common Stock.

23.1	Consent of Grant Thornton LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on signature page).

99.1	Amendment to Surgalign Holdings, Inc. 2021 Incentive Compensation Plan.

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Surgalign Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 29, 2022.

SURGALIGN HOLDINGS, INC.

By:	/s/ David Lyle
David Lyle
Chief Financial Officer

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, we, the undersigned officers and directors of Surgalign Holdings, Inc., hereby severally constitute and appoint Terry M. Rich and David Lyle, each acting alone as an attorney-in-fact with the full power of substitution, for and in the name, place and stead of each of us in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Terry Rich	President and Chief Executive Officer	June 29, 2022
Terry M. Rich	(Principal Executive Officer) and Director

/s/ David Lyle	Chief Financial (Principal Financial Officer)	June 29, 2022
David Lyle

/s/ Chris Thunander	Vice President and Chief Accounting Officer	June 29, 2022
Chris Thunander	(Principal Accounting Officer)

/s/ Sheryl Conley	Chairperson	June 29, 2022
Sheryl Conley

/s/ Thomas A. McEachin	Director	June 29, 2022
Thomas A. McEachin

/s/ Mark D. Stolper	Director	June 29, 2022
Mark D. Stolper

/s/ Paul G. Thomas	Director	June 29, 2022
Paul G. Thomas

/s/ Nicholas J. Valeriani	Director	June 29, 2022
Nicholas J. Valeriani